UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 19, 2005

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	0-6936-3	95-1797918
(State or other jusridiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110

(Address of principal executive offices, with zip code)

(619) 275-1400

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 18, 2005 the board of directors of the registrant adopted an amendment to the registrant’s bylaws. The amendment adds Section 13 NOTICE OF STOCKHOLDER PROPOSALS and Section 14 ELECTION OF DIRECTORS to Article II - STOCKHOLDERS. These new provisions specify requirements for business to be properly brought before an annual or special meeting of stockholders and for the nomination of persons to serve as directors of the registrant. The bylaw amendments specify the procedures to be followed by a stockholder who seeks to bring a matter before a meeting of the stockholders or to directly nominate a person to serve as a director. The bylaw amendments are consistent with rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Proxy Rules”) relating to solicitation of proxies for the election of directors and for the inclusion of stockholder proposals within the registrant’s proxy statement with respect to meetings of its stockholders.

The amendment to the registrant’s bylaws is effective immediately. However, with respect to an annual meeting of stockholders to be held within 180 days following adoption of the amendment, the chairman of the board of directors will have authority to determine whether a stockholder proposal is proper business to be transacted at the meeting and persons may be nominated to serve as a director by a stockholder at the meeting. The solicitation of proxies for approval of any such matter or for the election of any such nominee will be governed by the Proxy Rules.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 3	BYLAWS OF WD-40 COMPANY

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company (Registrant)

Date: October 19, 2005	/s/ MICHAEL J. IRWIN
Michael J. Irwin Executive Vice President and Chief Financial Officer (Principal Financial Officer)